Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in Registration Statement on Form S-3 (No. 333-158302) of Merrill Lynch Preferred Capital Trust III and Merrill Lynch Preferred Funding III, L.P. of our reports dated March 28, 2011 relating to the financial statements, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, NY
March 28, 2011